UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2014, Manning & Napier, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. There were 13,648,169 shares of Class A common stock and 1,000 shares of Class B common stock entitled to be voted as of April 28, 2014, the record date for the Annual Meeting. At the Annual Meeting, 13,075,932 shares of Class A common stock, and 1,000 shares of Class B common stock (each share of Class B common stock being entitled to 13,719.7117 votes) were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the seven nominees listed below to serve as directors until the 2015 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 2,026,297 broker non-votes, were as follows:

Director:	Votes For:	Votes Withheld:
William Manning	24,286,517	547,769
Patrick Cunningham	24,581,396	252,890
Richard Goldberg	24,355,594	478,692
Barbara Goodstein	23,316,907	1,517,379
Richard M. Hurwitz	16,788,465	8,045,821
Edward J. Pettinella	21,124,577	3,709,709
Robert M. Zak	23,317,603	1,516,683

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2014 was approved, with the Company receiving 26,807,733 votes for approval and 11,042 votes against approval, with 41,808 votes abstaining.

•	The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 15,802,747 votes for approval and 9,010,284 votes against approval, with 21,255 votes abstaining and 2,026,297 broker non-votes.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 23, 2014	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer